SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 6, 2023
Date of Report (date of earliest event reported)

LISATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33650	22-2343568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(ZipCode)
(908) 842-0100
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSTA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02    Results of Operations and Financial Condition.
Lisata Therapeutics, Inc. (the “Company”) expects to report that it had cash, cash equivalents and marketable securities of approximately $69.2 million as of December 31, 2022. The estimated cash figure is preliminary and unaudited, represents a management estimate as of the date of this current report on Form 8-K and is subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the estimated cash figure.
The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01    Regulation FD Disclosure.

A copy of a slide presentation that the Company will use at investor and industry conferences and presentations is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
The information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 8.01    Other Events.
As previously disclosed, the Company initiated a Phase 1b, open-label, proof-of-concept trial evaluating LSTA201, a CD34+ regenerative cell therapy investigational product for intra-renal artery administration in patients with diabetic kidney disease (“DKD”). The protocol provided for a cohort of six patients overseen by an independent Data Safety Monitoring Board with the objective of determining the tolerance of intra-renal cell therapy injection in DKD patients as well as the ability of LSTA201 to regenerate kidney function. On February 6, 2023, the Company announced topline results which showed that the DKD patients in the LSTA201 study could tolerate mobilization, donation and administration of CD+34 cell therapy, but LSTA201 did not demonstrate consistent improvement in kidney function for all subjects of the study. Further clinical study would be required to determine therapeutic effectiveness. The Company will further evaluate the data and determine next steps with respect to LSTA201.
Item 9.01. Exhibits.

Exhibit No.	Description
99.1	Lisata Therapeutics, Inc. Corporate Presentation, February 6, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LISATA THERAPEUTICS, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: Chief Executive Officer
Dated: February 6, 2023